EXHIBIT 23.2
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                      CONSENT OF INDEPENDENT ACCOUNTANTS




      We hereby consent to the use in this Registration Statement of our report, dated February 23, 1996, relating to the consolidated financial statements of Any Kind Check Cashing Centers, Inc. and consolidated partnership, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                         /s/ McGLADREY & PULLEN, LLP
                                             McGLADERY & PULLEN, LLP



Anaheim, California
January 28, 1997